Exhibit 10.1

STOCK EXCHANGE AGREEMENT

STOCK EXCHANGE AGREEMENT, dated as of April 8, 2013 (this “Agreement”), by and among Nevada Tungsten Holdings Ltd, (the “Company”), Guy Martin (the “Seller”) and Tungsten Corp. (the “Purchaser”). Each of the Company, the Seller, and the Purchaser, are referred to herein as a “Party” and collectively, as the “Parties”.

BACKGROUND

Seller intends to transfer to the Purchaser, and the Purchaser intends to acquire, one share of common stock (the “Seller Shares”) of Company.  The Seller Shares represent all of the issued and outstanding capital stock of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Seller and the Purchaser hereby agree as follows:

1. Purchase and Sale.

The Seller shall transfer, convey and deliver unto the Purchaser the Seller Shares, and the Purchaser shall acquire from the Seller the Seller Shares.

2. Purchase Price.  The acquisition cost for the Seller Shares shall be the issuance of 3,000,000 restricted shares of the Purchaser’s common stock to the Seller (the “Purchase Shares”).

3.  Distribution of the Purchase Shares.  The Purchase Shares shall be issued effective on Closing.

4. The Closing.

(a) General.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by exchange of documents among the Parties by fax or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) not later than March 15, 2013 or such other date as the Purchaser and the Seller may mutually determine (the “Closing Date”).

(b) Deliveries at the Closing. At the Closing: (i) the Seller shall deliver to the Purchaser a certificate evidencing the Seller Shares (the “Certificate”), endorsed in blank or accompanied by duly executed assignment documents with a signature guarantee acceptable to the Purchaser, and (ii) the Purchaser shall deliver to the Seller the Purchase Shares.

(c) Obligations after Closing.  Upon Closing, the Purchaser will undertake the Company’s obligations as they relate to the option agreement between the Company and Viscount Nevada Holdings Ltd.

(d) Tax Matters. The exchange of the Seller Shares for the Purchase Shares is intended to qualify as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code and this Agreement is intended to be a “plan of reorganization” within the meaning of the treasury regulations promulgated under Section 368 of the U.S. Internal Revenue Code. Each of the Parties agrees to treat the exchange of the Seller Shares for the Purchase Shares as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code for all U.S. federal income tax purposes, and agrees to treat this Agreement as a “plan of reorganization” within the meaning of the treasury regulations promulgated under Section 368 of the U.S. Internal Revenue Code, and to not take any position on any Tax Return or otherwise take any Tax reporting position inconsistent with such treatment, unless otherwise required by a “determination” within the meaning of Section 1313 of the U.S. Internal Revenue Code that such treatment is not correct. Each of the Parties agrees to act in a manner that is consistent with the Parties’ intention that the exchange of the Seller Shares for the Purchase Shares be treated as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code for all U.S. federal income tax purposes.

5. Representations and Warranties of the Seller.

The Seller represents and warrants to the Purchaser that the statements contained in this Section 5, with respect to such Seller, are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5).

(a) The Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and to sell, assign, transfer and deliver to the Purchaser the Seller Shares as contemplated hereby.  No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Seller will violate or result in a breach of any term or provision of any agreement to which any Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any  properties or assets of the Seller.

(c) This Agreement has been duly and validly executed by the Seller, and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

(d) The Seller shall indemnify, defend and hold harmless Purchaser from and against all liabilities incurred by Purchaser, directly or indirectly, including without limitation, all reasonable attorney’s fees and court costs, arising out of or in connection with the purchase of the Seller’s respective Seller Shares set forth in this Agreement, except where fraud, intent to defraud or default of payment evolves on the part of Purchaser.

(e) The Seller owns the Seller Shares free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Seller Shares to the Purchaser, the Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens.  The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement).  The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

6. Representations and Warranties Concerning the Purchaser.  The Purchaser represents and warrants to the Seller and the Company that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 6).

(a) SEC Reports.  The Purchaser has filed all reports, registration statements, definitive proxy statements and other documents and all amendments thereto and supplements thereof required to be filed by it with the U.S. Securities and Exchange Commission (the “SEC Reports”), all of which have complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.  As of the respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Purchaser’s SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Organization of Purchaser.  The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  The Purchaser is duly authorized to conduct business and is in good standing under the laws in every jurisdiction in which the ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Purchaser or its Subsidiaries, if any, taken as a whole or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.  The Purchaser has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. Except for the Subsidiary, the Purchaser has no subsidiaries and does not control any entity, directly or indirectly, or have any direct or indirect equity participation in any other entity.

(c) Capitalization; No Restrictive Agreements.

(i) The Purchaser’s authorized capital stock, as of the date of this Agreement, consists of 300,000,000 shares of Common Stock, $0.0001 par value per share, of which 66,000,000 shares are issued and outstanding.

(ii) The Purchaser has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Common Stock.  All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws.  There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Purchaser or securities exercisable or exchangeable for, or convertible into, capital stock of the Purchaser, nor is the Purchaser committed to issue any such option, warrant, right or security.  There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Purchaser and any of its stockholders, (ii) between or among the Seller and any third party, or (iii) between or among any of the Purchaser’s stockholders.  The Purchaser is not a party to any agreement granting any stockholder of the Purchaser the right to cause the Purchaser to register shares of the capital stock of the Purchaser held by such stockholder under the Securities Act.

(d) Financial Statements.  The Purchaser has provided the Purchasers with audited balance sheets and statements of operations, changes in stockholders' deficit and cash flows for the years ended January 31, 2012 and 2011 and unaudited statements for October 31, 2012 (collectively, the “Purchaser Financial Statements”).  The Purchaser Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, fairly present the financial condition, results of operations and cash flows of the Purchaser as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Purchaser.  The Purchaser does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for liabilities expressly specified in the Purchaser Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(e) Absence of Certain Changes.  Since November 1, 2012, there has not been any event or condition of any character which has materially adversely affected, or may be expected to materially adversely affect, the Purchaser’s business or prospects, including, but not limited to any material adverse change in the condition, assets, Liabilities (existing or contingent) or business of the Purchaser from that shown in the Purchaser Financial Statements.

(f) Legal Proceedings.  As of the date of this Agreement, there is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or threatened against the Purchaser which, if determined adversely to the Purchaser, could have, individually or in the aggregate, a Material Adverse Effect.

(g) Legal Compliance.  The Purchaser has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all applicable governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Purchaser alleging any failure so to comply.  Neither the Purchaser, nor any officer, director, employee, consultant or agent of the Purchaser has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of an applicable governmental authority or customer, under circumstances which could subject the Purchaser or any officers, directors, employees or consultants of the Purchaser to administrative or criminal penalties or sanctions.

7. Representations and Warranties of the Company.  The Company and the Seller jointly and severally represent and warrant to the Purchaser that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 6).

(a) Organization of Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  The Company is duly authorized to conduct business and is in good standing under the laws in every jurisdiction in which the ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.  The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. Except for the Subsidiary, the Company has no subsidiaries and does not control any entity, directly or indirectly, or have any direct or indirect equity participation in any other entity.

(b) Capitalization; No Restrictive Agreements.

(i) The Company’s authorized capital stock, as of the date of this Agreement, consists of 100,000 shares of Common Stock, $0.001 par value per share, of which one share is issued and outstanding.

(ii) The Company has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Common Stock.  All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws.  There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security.  There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among the Seller and any third party, or (iii) between or among any of the Company’s stockholders.  The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act.

(c) Financial Statements.  Prior to Closing the Seller shall provide the Purchaser with balance sheets and statements of operations, changes in stockholders' deficit and cash flows for the period ended December 31, 2012 (collectively, the “Company Financial Statements”).  The Company Financial Statements will have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company.  The Company does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for liabilities expressly specified in the Company Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(d) Absence of Certain Changes.  Since January 1, 2013, there has not been any event or condition of any character which has materially adversely affected, or may be expected to materially adversely affect, the Company’s business or prospects, including, but not limited to any material adverse change in the condition, assets, Liabilities (existing or contingent) or business of the Company from that shown in the Company Financial Statements.

(e) Legal Proceedings.  As of the date of this Agreement, there is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or threatened against the Company which, if determined adversely to the Company, could have, individually or in the aggregate, a Material Adverse Effect.

(f) Legal Compliance.  The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all applicable governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.  Neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of an applicable governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

8. Brokers and Finders.

There are no finders and no parties shall be responsible for the payment of any finders’ fees other than as specifically set forth herein.  Neither the Seller, nor any of its directors, officers or agents on their behalf, have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or financial advisory services or other similar payment in connection with this Agreement.

9. Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 11 below).

(b) Notices and Consents.  Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby.

10. Post-Closing Covenants.  The Parties agree that if at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

11. Conditions to Obligation to Close.

(a) Conditions to Obligation of the Purchaser.

The obligation of the Purchaser to consummate the transactions to be performed by the Purchaser in connection with the Closing are subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Sections 5 and 7 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) The Seller or the Company shall have provided the Purchaser with a copy of the Company Financial Statements;

(iii) the Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing; and

(iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

           The Purchaser may waive any condition specified in this Section 11(a) at or prior to the Closing in writing executed by the Purchaser.

(b) Conditions to Obligation of the Seller.

The obligations of the Seller to consummate the transactions to be performed by her in connection with the Closing are subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

(iv) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 11(b) at or prior to the Closing in writing executed by the Seller.

12. Miscellaneous.

(a) Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Purchaser and the Seller; provided, however, that the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its affiliates to perform its obligations hereunder, but no such assignment shall operate to release Purchaser or a successor from any obligation hereunder unless and only to the extent that Seller agrees in writing.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Seller or their respective representatives. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in the disclosure Schedules attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the disclosure Schedules identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item in the disclosure Schedules or supplied in connection with the Purchaser’ due diligence review, shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

[signature pages follow]

IN WITNESS WHEREOF, the Seller, the Company, and the Purchaser have caused this Stock Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

NEVADA TUNGSTEN HOLDINGS CORP.

Per: Guy Martin

GUY MARTIN

TUNGSTEN CORP.

Per: